Exhibit 10.41(e)

UNIVISION HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Participant:	Francisco J. Lopez-Balboa

Number of Units:	4,168

Type of Award:	Restricted Stock Units

Dividend Equivalents:	If dividends or other distributions are paid in respect of the Shares underlying the Units, then a dividend equivalent equal to the amount paid in respect of one Share shall accumulate and be paid with respect to each unvested Unit within thirty (30) following the date on which the Unit is both time-vested and performance-vested as described below.

Date of Grant:	June 15, 2016

Vesting Commencement Date:	May 15, 2016

Vesting Schedule:	The Award is subject to both time and performance-based vesting. The Award will vest only to the extent that both the Performance Vesting Condition (defined below) and the Time Vesting Condition (defined below) are each satisfied, except as provided below.

Performance Vesting Condition:

One-third (33 1/3%) of the Units shall be eligible to vest at the end of each applicable Performance Period (defined below), subject to achievement of the performance targets set forth below for each applicable Performance Period. If the performance vesting criteria for a Performance period is not achieved, the Restricted Stock Units eligible to vest for such Performance Period shall be forfeited as of the end of such Performance Period.

“Performance Period”	Number of Units Eligible for Vesting	Vesting Criteria
Fiscal Year 2016	694.67	Achievement of at least 90% of the FY 2016 total revenue target of $3,011,000,000 or more.

	694.67	Achievement of at least 90% of the FY 2016 Adjusted Operating Income Before Depreciation and Amortization target of $1,365,000,000 or more.

Fiscal Year 2017	1,389.33	Based on achievement of performance targets for FY 2017, which will be determined by the Compensation Committee, in its sole and absolute discretion, within 60 days following January 1, 2017.

Fiscal Year 2018	1,389.33	Based on achievement of performance targets for FY 2018, which will be determined by the Compensation Committee, in its sole and absolute discretion, within 60 days following January 1, 2018.

The performance targets set forth above are subject to adjustment by the Committee, in its sole discretion, in such objective manner as it deems appropriate, including, without limitation, to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the cumulative effects of accounting or tax law changes. The vesting criteria for fiscal year 2016 exclude the impact of any acquisitions completed by the Company in fiscal year 2016.

The Committee shall determine, in its sole discretion, and certify in writing whether and the extent to which the applicable performance targets were achieved with respect to a Performance Period. Such determination and certification shall occur as soon as practicable following the approval by the Audit Committee of the Board of the Company’s audited financial statements for the applicable performance year.

Time Vesting Condition:

One-hundred percent (100%) of the Units will vest on the third anniversary of the Vesting Commencement Date, subject to continued employment on such date.

Forfeiture:	Any Restricted Stock Units for which the Performance Vesting Condition has not been satisfied for a Performance Period shall be forfeited as of the end of such Performance Period. Except as set forth below, upon the Participant’s termination of Service with Univision for any reason prior to the third anniversary of the Vesting Commencement Date, all Restricted Stock Units shall be forfeited and the Participant shall forfeit any rights with respect thereto.

Additional Vesting Terms:	In the event of the Participant’s termination of Service with the Company or its Subsidiaries or Affiliates due to the Participant’s death or Permanent Disability prior to the third anniversary of the Vesting Commencement Date, the Restricted Stock Units will be deemed to have satisfied the Time Vesting Condition for any completed Performance Period. For any Performance Period that has not been completed prior to the date of such termination of Service, a number of Restricted Stock Units will be eligible to vest based on a the number of months employed during the applicable Performance Period divided by twelve (12) and the remainder shall be forfeited; provided that, for any Performance Period that has not commenced prior to such termination of Service, the Restricted Stock Units eligible to vest during such Performance Period shall be forfeited.

In the event of a Change in Control, the Restricted Stock Units will convert to time-based vesting Restricted Stock Units that vest on the third anniversary of the vesting Commencement Date; provided that if the Performance Vesting Condition set forth above was not achieved for any Performance Period that has elapsed prior to the Change of Control, the Restricted Stock Unit that were eligible to vest in respect of such Performance Period shall be forfeited. In the event of the Participant’s termination of Service with the Company or its Subsidiaries or Affiliates without Cause or resignation for Good Reason, in each case within two (2) years after a Change of Control, any Restricted Stock Units that have not been forfeited pursuant to the previous sentence will fully vest.

Settlement:	Units that become vested shall be settled within thirty (30) days following the applicable Vesting Date by delivery of the Shares underlying the Unit, unless the Company elects to settle the Units in cash.

Withholding:	The Participant may elect to satisfy the minimum applicable tax withholding in connection with the settlement of Units by having Shares otherwise deliverable in such settlement, having a Fair Market Value (as defined in the Plan) equal to the amount of such withholding, withheld by the Company. If the Company elects to settle Units by the payment of cash, a portion of such cash shall be withheld to satisfy such minimum tax withholding.

Definitions:	“Cause”, “Change of Control” and “Service” shall have the same meaning as set forth in the Plan. “Permanent Disability” and “Good Reason” shall have the same meaning as set forth in Section 8 of the Award Agreement.

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By signing your name below, you accept this Award and acknowledge and agree that this Award is granted under and governed by the terms and conditions of Univision Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement attached hereto, both of which are hereby made a part of this document and, in the event of a conflict between the terms of this Notice and the terms of the Plan, the terms of the Plan shall take precedence.

UNIVISON HOLDINGS, INC.

By:	/s/ Margaret Lazo
Title:	Executive Vice President and Chief Human Resources Officer

PARTICIPANT

Signature:	/s/ Francisco J. Lopez-Balboa
Print Name:	Francisco J. Lopez-Balboa

[SIGNATURE PAGE TO RSU NOTICE]

Univision Holdings, Inc.

2010 Equity Incentive Plan

Restricted Stock Unit Award Agreement

SECTION 1. GRANT OF RESTRICTED STOCK UNIT AWARD.

(a) Award. On the terms and conditions set forth in this Agreement and each Notice of Restricted Stock Unit Award referencing this Agreement (the “Notice”), Univision Holdings, Inc. (the “Company”) hereby grants the Participant the Restricted Stock Units under the terms set forth in the Notice (the “Units”) pursuant to and in accordance with the terms of the Univision Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”). Each Notice, together with this referenced Agreement, shall be a separate award governed by the terms of this Agreement and the Plan. This Agreement shall apply both to this Award and to the Shares issued in settlement thereof.

(b) Adjustment of Award. The number of Units subject to this Award is subject to adjustment following the occurrence of certain events affecting the Company, as provided in Section 10 of the Plan.

(c) Equity Incentive Plan and Defined Terms. The Units are granted under and subject to the terms of the Plan. Capitalized terms are defined in Section 8 of this Agreement and in the Plan.

SECTION 2. SECURITIES LAW ISSUES.

(a) Securities Not Registered. Neither the Units nor the underlying Shares have been registered under the Securities Act. To the extent any securities are deemed issued in respect of the Units, they are being issued to the Participant in reliance upon either (i) a registration of such securities under applicable securities laws or (ii) an exemption from registration under applicable securities laws.

(b) Participant Representations. The Participant hereby confirms that he or she has been informed that any securities issued pursuant to this Award are “restricted securities” under the Securities Act which may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the Participant hereby represents and acknowledges as follows:

(i)	The Units and any Shares issued in settlement thereof are being acquired for investment, and not with a view to sale or distribution thereof;

(ii)	The Participant is prepared to hold the Units and any Shares issued in settlement thereof for an indefinite period and is aware that Rule 144 promulgated under the Securities Act (which exempts certain resales of securities) is not presently available to exempt the resale of the Units and any Shares issued in settlement thereof from the registration requirements of the Securities Act.

(iii)	The Participant is an “accredited investor” within the meaning of Rule 501(e) of Regulation D of the Securities Act by virtue of the Participant’s position with the Company, income, assets or otherwise.

(c) Registration. The Company may, but shall not be obligated to, register or qualify the award of the Units or Shares issued in settlement thereof to the Participant under the Securities Act or any other applicable law, except, solely with respect to Participants who are signatories to or have executed a joinder with respect to the Registration Rights Agreement (with respect to the Shares issued in settlement of this Award), as required under the Registration Rights Agreement.

(d) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering, the Participant hereby agrees, at the request of the Company or the managing underwriters, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such public offering restricting such Participant’s right to (a) Transfer, directly or indirectly, any Shares acquired under this Agreement or any securities convertible into or exercisable or exchangeable for such Shares or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Shares acquired under this Agreement, in each case to the extent that such restrictions are agreed to by the Majority Principal Investors (as defined in the Stockholders Agreement) (or a majority of the shares of Common Stock if there are no Principal Investors remaining) with the underwriter(s) of such public offering (the “Principal Lock-Up Agreement”); provided, however, that the Participant shall not be required by this Section 2(d) to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement. Notwithstanding the foregoing, such lock-up agreement shall not apply to: (a) Transfers to Permitted Transferees of the Participant permitted in accordance with the terms of this Agreement, (b) conversions of Shares into other classes of Shares or securities without change of Participant and (c) during the period preceding the execution of the underwriting agreement, Transfers to a charitable organization, described by Section 501(c)(3) of the Code, permitted in accordance with the terms of the Stockholders Agreement.

(e) Additional Restrictions. The Units and any Shares issued in settlement thereof are subject to such additional restrictions as are set forth in the Stockholders Agreement and any employment or consulting agreement between the Participant and the Company or any Subsidiary or Affiliate, as well as such other restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions), that in the judgment of the Company, are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(f) Participant Undertaking. The Participant agrees to take whatever additional actions and execute whatever additional documents that the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant, Units or the Shares pursuant to the provisions of this Agreement or to comply with applicable laws.

SECTION 3. TRANSFER

(a) General Rule. The Units may not be transferred to any person other than to the Company or to a Permitted Transferee in accordance with the terms of the Stockholders Agreement (whether or not the Participant has executed a joinder to the Stockholders Agreement) or any other applicable agreement entered into by the Company and the Participant; provided that notwithstanding the Stockholders Agreement, the Company may restrict transfers to a Permitted Transferee if, in its sole and absolute discretion, the Company determines it desirable in order to limit the number of holders of record of shares of stock of the Company, so as to prevent the Company from becoming a reporting company under the Securities and Exchange Act of 1934. Notwithstanding the above, this Section 3(a) shall cease to apply as to any Shares issued upon settlement of the Units upon an Initial Public Offering, subject to the Stockholders Agreement or any other applicable agreement entered into by the Company and the Participant.

(b) Transferee Obligations. If the Units are transferred to a Permitted Transferee, such Permitted Transferee must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement to the same extent as if such Units were retained by the Participant.

SECTION 4. SETTLEMENT OF UNITS.

(a) Time of Settlement. Subject to the terms of the Plan, the Notice and this Agreement, the Units shall be settled at such time and in such form as is set forth in the Notice; provided, however, that Units shall be settled in all events no later than March 15 of the year following the year in which such Units vest. As of the Date of Grant set forth in the Notice, the Participant shall enter into a joinder to the Stockholders Agreement (if not already a party to the Stockholders Agreement with respect to such Shares) substantially in the form attached hereto as Exhibit A, to become effective upon the settlement of the Units by the delivery of Shares, unless the Company elects to settle the Units in cash, in which case such joinder shall be deemed null and void and of no force or effect solely with respect to such cash-settled Units.

(b) Shareholder Rights. The Participant (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Units.

(c) Withholding Requirements. Settlement amounts will be less the minimum applicable required income and employment tax withholdings unless the Participant makes alternative provision for tax withholding with the Company.

(d) Legend. The Shares issued in settlement of the Units shall, unless otherwise determined by the Company, bear the following legend:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF THIS RESTRICTED STOCK UNIT AWARD AGREEMENT. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE.”

(e) No Fractional Shares. No scrip or fractional certificates will be issued with respect to any Shares issued in settlement of the Units. If a Participant would otherwise be entitled to receive fractional Shares in respect of the Units, the Company shall round the number of Shares to be received to the closest whole Share; provided that in no event shall a Participant receive more than the total number of Shares subject to the Award. If the number of Shares received by a Participant has been rounded down, the Company shall record the amount of such fractional Shares in a book entry account and shall issue one or more whole Shares in respect of such amount on the last settlement date applicable to such Award; provided, however, if a Participant’s account is credited with fractional Shares on the date immediately prior to the expiration or termination of the Award, the Company shall pay the Participant cash in lieu of such fractional Shares.

SECTION 5. RESTRICTIONS ON SHARES.

(a) Drag-Along Rights. Shares issued in settlement of the Units shall be subject to the Drag-Along Rights as set forth in Sections 4.2 and 4.3 of the Stockholders Agreement (whether or not the Participant is a signatory thereof), the provisions of such Sections 4.2 and 4.3 of the Stockholders Agreement to apply mutatis mutandis to this Agreement. The Participant shall be deemed to have appointed each member of the Principal Investors, with full power of substitution, as the Participant’s true and lawful representative and attorney-in-fact, in such Participant’s name, place and stead, to execute and deliver any and all agreements that the members of the Principal Investors reasonably believe are consistent with the purposes of Sections 4.2 and 4.3 of the Stockholders Agreement. The foregoing power of attorney is coupled with an interest sufficient in law to support an irrevocable power and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Participant

(b) Tag-Along Rights. Shares issued in settlement of the Units shall be subject to the Tag-Along Rights as, and to the extent, set forth in Section 4.1 of the Stockholders Agreement (whether or not the Participant is a signatory thereof), the provisions of such Section 4.1 of the Stockholders Agreement to apply mutatis mutandis to this Agreement.

(c) Voting Rights. The Participant hereby appoints each Principal Investor as its proxy to vote the Shares issued in settlement of the Units, whether at a meeting or by written consent in accordance with the provisions of Section 2 of the Stockholders Agreement (whether or not the conditional joinder to the Stockholders Agreement executed by the Participant becomes effective pursuant to Section 4 hereof). The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Solely with respect to Participants whose joinder to the Stockholders Agreement has become effective, this proxy shall not be used to affect any amendment pursuant to the Stockholders Agreement and Registration Rights Agreement, which, by its terms, Discriminates (as defined in the Registration Rights Agreement) against the holders of Management Shares (as such term is defined in the Stockholders Agreement); provided that it is understood and agreed that, for the purposes of interpreting and enforcing this proxy, amendments that affect all Stockholders (as such term is defined in the Stockholders Agreement) will not be deemed to Discriminate against the holders of Management Shares simply because holders of such shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders or (iii) have greater or lesser voting rights or powers than any other Stockholders. Notwithstanding the above, this paragraph 5(d) shall cease to apply as to any such Shares upon the termination of the Stockholders Agreement as to such Shares, subject to any other applicable agreement entered into by the Company and the Participant.

(d) Forfeiture of Shares upon Termination for Cause or Material Breach of Restrictive Covenants. The Shares issued in settlement of the Units shall be forfeited without payment therefor in the event the Participant’s Service is terminated for Cause, or the participant resigns at a time when Cause existed (without regard to any applicable cure period) or could have been terminated for Cause, or if the Participant materially breaches the restrictive covenants set forth in Sections 8.1 and 8.2 of the Participant’s Amended and Restated Employment and Non-Competition Agreement dated as of June     , 2015.

(e) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any of the Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5.

SECTION 6. CALL RIGHT.

(a) Call Right. If the Participant’s Service with the Company ceases for any reason, the Company shall have the right (but not an obligation) to call any Shares issued in settlement of the Units on such termination (or at any time thereafter).

(b) Exercise Notice. In the event the Company wishes to exercise its Call Right, the Company shall notify the Participant (or any Permitted Transferee to whom the Shares have been transferred) by written notice that the Company has elected to exercise such right, and the number of Shares with respect to which the right is being exercised.

(c) Execution of Call. The closing of any purchase and sale pursuant to the Call Right shall take place at the principal office of the Company as soon as reasonably practicable and in no event later than thirty (30) days after the date of the Company’s exercise notice described in Section 6(b) or at such other time and location as the parties to such purchase may mutually determine.

(d) Purchase Price. If the Company exercises the Call Right, the Participant shall sell, and shall cause any Permitted Transferee to whom Shares have been transferred to sell (and such Permitted Transferee shall sell), to the Company all of the Shares subject to the Call Right and the Company shall purchase each such Share for its Fair Market Value on the date of the issuance of the Company’s exercise notice pursuant to Section 6(b). The Company shall make commercially reasonable efforts, as determined by the Board of Directors in good faith, to pay all or any portion of the repurchase price in cash. However, if the Company cannot make all or any portion of the payment in cash it shall issue a promissory note with a principal amount equal to the amount of the repurchase price which was not paid in cash (e.g., the full amount or a portion thereof, as applicable), on which interest will accrue on the principal thereof at a rate equal to the prime rate and the principal, together with the interest thereon, will become due and payable, to the extent commercially reasonable (as determined by the Board of Directors), in three equal annual installments, payable on the first, second and third anniversaries of the date of issuance thereof.

(e) Lapse of Rights. The Call Right shall lapse upon an Initial Public Offering.

(f) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any of the Shares subject to the Call Right or into which such Shares thereby become convertible shall immediately be subject to this Section 6.

(g) Termination of Rights as Shareholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 6, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 7. MISCELLANEOUS PROVISIONS.

(a) No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(b) Notification. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, or a nationally recognized overnight express mail service with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office to the attention of the Executive Vice President and Chief Human Resources Officer of the Company with a copy to the Executive Vice President, General Counsel and Secretary of the Company, and to the Participant at the address that he or she most recently provided to the Company.

(c) Clawback. The Participant shall be subject to any compensation recovery, “clawback” or similar policy of the Company as may be in effect from time to time or made applicable by law.

(d) Entire Agreement. This Agreement, the Notice, the Plan, the Stockholders Agreement (or such other stockholders agreement entered into by the Company and the Participant), any employment or consulting agreement between the Participant and the Company, and, for the avoidance of doubt, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(h) Compliance with Section 409A of the Code. The Company intends that the Units be structured in compliance with, or to satisfy an exemption from, Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding the Company’s intention, in the event the Units are subject to Section 409A, the Committee (as defined in the Plan) may, in its sole discretion, take the actions described in Section 12 of the Plan. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

SECTION 8. DEFINITIONS.

(a) “Agreement” shall mean this Restricted Stock Unit Award Agreement.

(b) “Call Right” shall mean the Call Right described in Section 6 of this Agreement.

(c) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

(d) “Company” shall have the meaning described in Section 1(a) of this Agreement.

(e) “Company Securities” shall mean Common Stock or such other class or kind of shares or other securities resulting from an event described in Section 10 of the Plan.

(f) “Good Reason” shall mean either (i) a material reduction in base salary or (ii) a relocation of the Participant’s primary office at least fifty (50) miles farther from both the Participant’s then primary office location and the Participant’s then primary residence, provided the Participant gives notice to the Company of a Good Reason event within thirty (30) days of the occurrence of the event, the Company does not cure such event within thirty (30) days of receipt of such notice and the Participant terminates Service within ten (10) days thereafter; provided, however, that if a Participant is a party to any employment or other agreement governing the provision of services to the Company or any Subsidiary or Affiliate, and such agreement defines “Good Reason” (or term of like import), “Good Reason” shall have the meaning given to such term (or term of like import) in such agreement

(g) “Initial Public Offering” shall mean (i) “initial public offering” as defined in the Stockholders Agreement and (ii) Company Securities otherwise becoming traded on a national securities exchange.

(h) “Notice” shall have the meaning described in Section 1(a) of this Agreement.

(i) “Participant” shall mean the person named in the Notice.

(j) “Permanent Disability” shall mean “permanent disability” as defined in any employment or other agreement between the Company and the Participant governing the provision of Service by the Participant to the Company and its Affiliates as of the date hereof, and shall be interpreted in accordance with the procedures set forth therein, or in the absence of such an agreement, Permanent Disability shall mean the Participant’s absence from the full-time performance of the Participant’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by the Board of Directors, in its sole discretion.

(k) “Permitted Transferee” shall mean “permitted transferee” as defined in the Stockholders Agreement.

(l) “Plan” shall have the meaning described in Section 1(a) of this Agreement.

(m) “Principal Investors” shall mean the “principal investors” as defined in the Stockholders Agreement.

(n) “Qualified Public Offering” shall mean a “qualified public offering” as defined in the Stockholders Agreement.

(o) “Registration Rights Agreement” shall mean the Amended and Restated Participation, Registration Rights and Coordination Agreement by and among the Company, Broadcast Media Partners Holdings, Inc., Univision Communications Inc. and Certain Persons who will be stockholders of the Company, dated as of December 20, 2010, as may be amended from time to time.

(p) “Service” shall have the meaning ascribed to such term in the Plan.

(q) “Share” shall mean a share of Common Stock, or such other class or kind of shares or other securities resulting from the application of Section 10 of the Plan.

(r) “Stockholders Agreement” shall mean the Amended and Restated Stockholders Agreement by and among the Company, Broadcast Media Partners Holdings, Inc., Univision Communications Inc., and Certain Stockholders of Broadcasting Media Partners, Inc., dated as of December 20, 2010, as amended from time to time.

(s) “Transfer” shall mean “transfer” as defined in the Stockholders Agreement.

(t) “Units” shall have the meaning described in Section 1(a) of this Agreement.

Exhibit A

Form of Joinder Agreement

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